SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2003

Paper Warehouse, Inc.
(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	0-23389 (Commission File Number)	41-1612534 (IRS Employer Identification No.)

7630 Excelsior Boulevard, St. Louis Park, Minnesota (Address of principal executive offices)	55426 (Zip Code)

Registrant’s telephone number, including area code: 952-936-1000

Not Applicable (Former name or former address, if changed since last report)

Item 3. Bankruptcy or Receivership.

     On June 2, 2003, the Registrant filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Minnesota located in Minneapolis, Minnesota (the “Bankruptcy Court”). Neither of the Registrant’s wholly-owned subsidiaries, Paper Warehouse Franchising, Inc. or PartySmart.com, Inc., was included in the filing. The Registrant expects normal operations and customer service to continue during its reorganization process while it operates its business as a “debtor-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.

     In connection with its Chapter 11 filing, the Registrant also announced that it has secured a $6.5 million debtor-in-possession (DIP) financing facility from Wells Fargo Retail Finance, subject to Bankruptcy Court approval. The Registrant anticipates that the DIP financing, together with its ongoing cash revenue stream will be sufficient to fund its operations, including payment of employee wages and benefits, during the reorganization process. On June 2, 2003, the Registrant issued a press release announcing the bankruptcy filing and the debtor-in-possession financing. A copy of the press release is filed as an exhibit hereto.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits

99.1 Press Release dated June 2, 2003.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PAPER WAREHOUSE, INC. (Registrant)

Date: June 2, 2003	By: /s/ Yale T. Dolginow Name: Yale T. Dolginow Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated June 2, 2003.

3